UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246
(Address of Principal Executive Office) (Zip Code)

(303) 333-4224
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2013, Aspen Group, Inc. (“Aspen”) appointed Michael Matte as Chief Financial Officer. From October 2007 until March 2013, Mr. Matte served as the Chief Financial Officer and Executive Vice-President of MeetMe, Inc.  From July 2006 through October 2007, Mr. Matte served as a director of MeetMe. Mr. Matte served as Chief Financial Officer of Cyberguard Corporation from February 2001 to April 2006. Prior to joining Cyberguard Corporation, Mr. Matte began his professional career at Price Waterhouse, where he worked from 1981 to 1992. His last position was as a senior Audit Manager.  From January 2004 until April 2012, Mr. Matte served as a director of Iris International, Inc. and from March 2008 until October 2009, Mr. Matte served as a director of GelTech Solutions, Inc. Mr. Matte is a Certified Public Accountant.  Mr. Matte is 54 years old.  Mr. Matte replaces Mr. David Garrity who resigned as Chief Financial Officer and was appointed to the position of Executive Vice President, Corporate Development.  Mr. Garrity will be paid an annual salary of $100,000 per year.

In connection with his appointment, Aspen entered into a three-year Employment Agreement with Mr. Matte.  In accordance with the Employment Agreement, from May 16, 2013 until December 31, 2013, Mr. Matte will be paid a base salary at a rate of $100,000 per year and thereafter will be paid $250,000 per year.  In recognition of his reduced salary during the beginning of the term, Mr. Matte was granted 791,211 seven-year stock options (exercisable at $0.35 per share), which vest in seven equal monthly installments on the last calendar day of each month with the first vesting date being June 30, 2013, subject to continued employment on each applicable vesting date.  Additionally, Mr. Matte was granted 500,000 seven-year stock options (exercisable at $0.35 per share), which vest in three equal increments on April 30, 2014, 2015 and 2016, subject to continued employment on each applicable vesting date.

Additionally, Aspen entered into a new three-year Employment Agreement with Mr. Michael Mathews, Aspen’s Chief Executive Officer, effective May 16, 2013.  In accordance with the Employment Agreement, Mr. Mathews will receive a base salary of $250,000 per year, however, his base salary will be $100,000 until the Compensation Committee of the Board of Directors (the “Committee”) determines that Aspen’s cash position permits an increase to $250,000 a year.  In contrast to his old Employment Agreement, the new Employment Agreement does not include any guaranteed annual bonuses.

Additionally, under their Employment Agreements, Messrs. Mathews and Matte will be entitled to a target bonus in cash provided that certain milestones to be set by the Committee are met and Aspen has a $2,000,000 cash balance after paying the target bonuses to both Mr. Mathews and Mr. Matte.  Alternatively, if Aspen has positive adjusted EBITDA and the targets are met, the bonus(es) will be paid in common stock.

Also on May 14, 2013, Aspen increased the number of shares available under the 2012 Equity Incentive Plan to 9,300,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: May 20, 2013	By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer